UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

46-4600326
(I.R.S. Employer Identification Number)

111 Somerset Road, Level 3 Singapore 238164 (347) 349-5339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc. 800 North State Street, Suite 304 Dover, DE 19901 Telephone: (877) 734-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon, Esq.

McMillan LLP

1055 West Georgia Street, Suite 1500

Vancouver, British Columbia, Canada V6E 4N7

Telephone: (604) 689-9111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders named herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The securityholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Dated November 13, 2025

PROSPECTUS

FINGERMOTION, INC.

4,360,000 Shares of Common Stock

This prospectus relates to the resale of up to 4,360,000 shares of common stock of FingerMotion, Inc. (“we” or the “Company”) that may be offered and sold, from time to time, by the selling securityholders (the “Selling Securityholders”) identified in this prospectus. These shares consist of (i) up to 60,000 shares of common stock issued by the Company pursuant to a settlement agreement dated October 16, 2025 (the “Settlement Agreement”), and (ii) up to 4,300,000 shares of common stock issuable upon the exercise of common stock purchase warrants (the “Warrants”) which were issued by the Company to two consultants pursuant to consulting services agreements dated October 20, 2025 and October 27, 2025 (the “Consulting Agreements”).

These transactions are described in this prospectus under “Selling Securityholders.”

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issued in connection with the Settlement Agreement and upon exercise of Warrants to satisfy contractual obligations owed by us to the Selling Securityholders pursuant to the Settlement Agreement and the Consulting Agreements, as applicable. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Securityholders prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Securityholders will pay or assume discounts, commissions, fees or underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of shares of our common stock.

We will not receive any proceeds from the resale of shares of our common stock by the Selling Securityholders pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrants if the applicable Selling Securityholder exercises the Warrants.

The Selling Securityholders, or their permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Securityholders may sell their shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our shares of common stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FNGR.” On November 11, 2025, the last reported sales price for our common stock on Nasdaq was $1.35 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

Investing in our Securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus, including the risks described under the section of this prospectus entitled “Risk Factors” beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________ __, 2025

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Our name, our logo and other trademarks or service marks of ours appearing in this prospectus are the property of FingerMotion, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act. Such forward-looking statements concern our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of new laws or regulations applicable to us, and plans and objectives anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

This prospectus and the documents incorporated herein and therein by reference include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this Prospectus and the documents incorporated herein should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “goal”, “likely”, “may”, “might”, “outlook”, “plan”, “predict”, “potential”, “project”, “should”, “schedule”, “strategy”, “target”, “will” or “would”, and similar expressions or variations thereof including the negative use of such terminology. These statements are based on our current plans and are subject to risks and uncertainties, and as such our actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to:

·	international, national and local general economic and market conditions including impacts from the ongoing war between Russia and Ukraine and the related sanctions and other measures, changes in the rates of investments or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses;

·	demographic changes;

·	natural phenomena;

·	our ability to sustain, manage or forecast our growth;

·	our ability to manage our VIE Agreements;

·	our ability to maintain our relationships and licenses in China;

·	adverse publicity;

·	competition and changes in the Chinese telecommunications market;

·	fluctuations and difficulty in forecasting operating results;

·	business disruptions, such as technological failures and/or cybersecurity breaches;

·	future decision by management in response to changing conditions;

·	our ability to execute prospective business plans;

·	misjudgments in the course of preparing forward-looking statements;

·	our ability to raise sufficient funds to carry out our proposed business plan;

·	actions by government authorities, including changes in government regulation;

·	dependency on certain key personnel and any inability to retain and attract qualified personnel;

·	inability to reduce and adequately control operating costs; and

·	failure to manage future growth effectively.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see the section entitled “Risk Factors” beginning on page 16 of this prospectus and, to the extent applicable, the “Risk Factors” sections in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC that are incorporated by reference herein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K, and any amendments thereto. We qualify all forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our financial statements and related notes, to understand our business, our shares of common stock and the other considerations that are important to your decision to invest in our shares of common stock. You should pay special attention to the “Risk Factors” section starting on page 16.

The Company

Company Overview

The Company is a mobile data specialist company incorporated in Delaware, USA, with its head office located at 111 Somerset Road, Level 3, Singapore 238164. The Company has been organized as a holding company and conducts a significant part of its operations through its subsidiaries and through contractual arrangements with Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology,” “our VIE” or “the VIE”), a variable interest entity (“VIE”) based in the People’s Republic of China (“PRC” or “China”). JiuGe Technology’s sole shareholder, Ms. Li Li, is also its legal representative and general manager. The Company indirectly owns 100% of the equity of Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management,” “our WFOE” or “the WFOE”), a wholly foreign owned enterprise (“WFOE”).

On October 16, 2018, the Company, through its JiuGe Management, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which JiuGe Technology became JiuGe Management’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of JiuGe Technology. You should refer to the base prospectus below and our most recent quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2025, for a full description of these VIE Agreements and the risks associated with operating our business using a VIE structure.

The Company operates the following lines of business: (i) Telecommunications Products and Services; (ii) Value Added Products and Services (iii) Short Message Services (“SMS”) and Multimedia Messaging Services (“MMS”); (iv) a Rich Communication Services (“RCS”) platform; (v) Big Data Insights; and (vi) a Video Games Division (inactive). In addition to these core businesses, the Company has, following several years of research and development, introduced new technology-driven initiatives to expand its service offerings. These include: Smart Mobility Solutions for emergency response and commercial vehicles, which began contributing revenue during the reporting year, and the DaGe platform, a digital marketplace connecting vehicle owners with automotive service providers, which remains at an early stage of development with growth expected over the coming years.

The Company continues to strategically expand its operations into emerging high-growth sectors beyond its established telecommunications, messaging, value-added services, and big data analytics businesses.

In fiscal year 2025, through JiuGe Technology, we successfully diversified into the smart mobility sector, focused on the design and commercialization of next-generation communication and operational platforms for commercial and specialty vehicles. By leveraging our expertise in data integration, mobile and satellite communications, and software development, we launched an Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”) which equips emergency response and specialty vehicles with integrated satellite communications, 5G network access, IoT device management, cloud-based systems, and AI analytics. The C2 Platform enables real-time data exchange, mobile command coordination, and uninterrupted communication capabilities, even in challenging environments. This initiative is aligned with the global trend toward connected vehicle ecosystems and positions the Company for expansion into international markets and new revenue verticals.

The Company also significantly expanded the DaGe platform in China – our comprehensive mobility ecosystem that connects vehicle owners with service providers. During this reporting period, we increased the network of electric vehicle charging terminals and broadened our base of automotive products and service providers available through the platform.

Telecommunications Products and Services

The Company’s current product mix consisting of payment and recharge services, data plans, subscription plans, mobile phones, loyalty points redemption and other products bundles (i.e., mobile protection plans). Chinese mobile phone consumers often utilize third-party e-marketing websites to pay their phone bills. If the consumer connected directly to the telecommunications provider to pay his or her bill, the consumer would miss out on any benefits or marketing discounts that e-marketers provide. Thus, consumers log on to these e-marketer’s websites, click into their respective phone provider’s store, and “top up,” or pay, their telecommunications provider for additional mobile data and talk time.

To connect to the respective mobile telecommunications providers, these e-marketers must utilize a portal licensed by the applicable telecommunication company that processes the payment. We have been granted one of these licenses by China United Network Communications Group Co., Ltd. (“China Unicom”) and China Mobile Communications Corporation (“China Mobile”), each of which is a major telecommunications provider in China. We principally earn revenue by providing mobile payment and recharge services to customers of China Unicom and China Mobile.

We conduct our mobile payment business through JiuGe Technology. In the first half of 2018, JiuGe Technology secured contracts with China Unicom and China Mobile to distribute mobile data for businesses and corporations in nine provinces/municipalities, namely Chengdu, Jiangxi, Jiangsu, Chongqing, Shanghai, Zhuhai, Zhejiang, Shaanxi, Inner Mongolia, Henan and Fujian. In September 2018, JiuGe Technology launched and commercialized mobile payment and recharge services to businesses for China Unicom. In May 2021, JiuGe Technology signed a volume-based agreement with China Mobile Fujian to offer recharge services to the Fujian province which we have launched and commercialized in November 2021.

The JiuGe Technology mobile payment and recharge platform enables the seamless delivery of real-time payment and recharge services to third-party channels and businesses. We earn a rebate from each telecommunications company on the funds paid by consumers to the telecommunications companies we process. To encourage consumers to utilize our portal instead of using our competitors’ platforms or paying China Unicom or China Mobile directly, we offer mobile data and talk time at a rate discounted from these companies’ stated rates, which are also the rates we must pay to them to purchase the mobile data and talk time provided to consumers through the use of our platform. Accordingly, we earn income on the rebates we receive from China Unicom and China Mobile, reduced by the amounts by which we discount the mobile data and talk time sold through our platform.

FingerMotion started and commercialized its “Business-to-Business,” or “B2B” model by integrating with various e-commerce platforms to provide its mobile payment and recharge services to subscribers or end consumers. In the first quarter of 2019 FingerMotion expanded its business by commercializing its first “Business-to-Consumer,” or “B2C” model, offering the telecommunication providers’ products and services, including data plans, subscription plans, mobile phones, and loyalty points redemption, directly to subscribers or customers of the e-commerce companies, such as PinDuoDuo.com, TMall.com and JD.Com. The Company is planning to further expand its universal exchange platform by setting up B2C stores on several other major e-commerce platforms in China. In addition to that, we have been designated as one of China’s Mobile’s loyalty redemption partners, which allows us to provide such the services for their customers via our platform.

Additionally, as previously disclosed, on July 7, 2019, JiuGe Technology, our contractually controlled affiliate, entered into that certain Cooperation Agreement with China Unicom Yunnan, whereby JiuGe Technology is responsible for constructing and operating China Unicom’s electronic sales platform through which consumers can purchase various goods and services from China Unicom, including mobile telephones, mobile telephone service, broadband data services, terminals, “smart” devices and related financial insurance. The Cooperation Agreement provides that JiuGe Technology is required to construct and operate the platform’s webpage in accordance with China Unicom’s specifications and policies, and applicable law, and bear all expenses in connection therewith. As consideration for the service JiuGe Technology provides under the Cooperation Agreement, it receives a percentage of the revenue received from all sales it processes for China Unicom on the platform. The Cooperation Agreement expires three years from the date of its signature with a yearly auto-renewal clause, which is currently in an auto-renewal period, but it may be terminated by (i) JiuGe Technology upon three months’ written notice or (ii) by China Unicom unilaterally.

In March 2020, FingerMotion secured a contract with both China Mobile and China Unicom to acquire new users to take up the respective subscription plans.

In February 2021, we increased the mobile phones sales to end users using all of our platforms. This business will continue to contribute to the overall revenue for the group as part of our offering to our customers.

During the recent fiscal year, the Company expanded its offering under its telecommunication product and services by increasing its product line revenue streams.

Value Added Products and Services

These are new products and services that the Company expects to secure and work with the telecommunication provider and all our e-commerce platform partners to market. In February 2022, our contractually controlled subsidiary, JiuGe Technology, through its 99% owned subsidiary Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”), signed an agreement with both China Unicom and China Mobile to co-operate to roll out the Mobile Device Protection product which is incorporated into the Telecommunication subscription plans in line with their roll out of new mobile phones and new 5G phones. In mid-July 2022, we launched the roll out of the Mobile Device protection product with the roll out of the new mobile phones and 5G phones. Complementing our hardware protection services, we have introduced cloud services designed to offer corporate customers robust data storage, processing capabilities, and databases accessible via the internet.

SMS and MMS Services

On March 7, 2019, the Company, acting through JiuGe Technology acquired operational control of Beijing XunLian TianXia Technology Co., Ltd. (“Beijing Technology”), a company in the business of providing mass SMS text services to businesses looking to communicate with large numbers of their customers and prospective customers. With this acquisition, the Company expanded into a second partnership with the telecom companies by acquiring bulk SMS and MMS bundles at reduced prices and offering bulk SMS services to end consumers with competitive pricing. Beijing Technology retains a license from the Ministry of Industry and Information Technology (“MIIT”) to operate the SMS and MMS business in the PRC. Similar to the mobile payment and recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers, including premium car manufacturers, hotel chains, airlines and e-commerce companies, that utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including guiding the Company’s customer to meet MIIT’s guidelines on messages composed, until the SMS messages have been delivered successfully.

Rich Communication Services

In March 2020, the Company began the development of an RCS platform, also known as Messaging as a Platform, or “MaaP”. This RCS platform will be a proprietary business messaging platform that enables businesses and brands to communicate and service their customers on the 5G infrastructure, delivering a better and more efficient user experience at a lower cost. For example, with the new 5G RCS message service, consumers will have the ability to list available flights by sending a message regarding a holiday and will also be able to book and buy flights by sending messages. This will allow telecommunication providers like China Unicom and China Mobile to retain users on their systems without having to utilize third-party apps or log onto the Internet, which will increase their user retention. We expect this to open up a new marketing channel for the Company’s current and prospective business partners. Currently, the deployment of this RCS platform is under review, with discussion ongoing among government bodies, major service providers, and telecommunication companies. These deliberations aim to assess the potential market impacts and establish the necessary consents before the launch, considering the significant changes the platform may introduce to user interactions with existing services. These discussions seek to ensure that all stakeholders’ concerns are addressed comprehensively. Once these issues are resolved and the necessary approval is obtained, we anticipate a substantial enhancement in our service offerings and an expansion of our market reach.

Big Data Insights

In July 2020, the Company launched its proprietary technology platform “Sapientus” as its big data insights arm to deliver data-driven solutions and insights for businesses within the insurance, healthcare, and financial services industries. The Company, acting primarily through its indirect wholly-owned subsidiary, Finger Motion Financial Company Limited (“FMFC”) applies its vast experience in the insurance and financial services industry and capabilities in technology and data analytics to develop revolutionary solutions targeted towards insurance and financial consumers. Integrating diverse publicly available information, insurance and financial based data with technology and finally registering them into the FingerMotion telecommunications and insurance ecosystem, the Company would be able to provide functional insights and facilitate the transformation of key components of the insurance value chain, including driving more effective and efficient underwriting, enabling fraud evaluation and management, empowering channel expansion and market penetration through novel product innovation, and more. The ultimate objective is to promote, enhance and deliver better value to our customers and collaborators.

The Company’s proprietary risk assessment engine offers standard and customized scoring and appraisal services based on multi-dimensional factors. The Company has the ability to provide potential customers and collaborators with insights-driven and technology-enabled solutions and applications including preferred risk selection, precision marketing, product customization, and claims management (e.g., fraud detection). The Company’s mission is to deliver the next generation of data-driven solutions in the financial services, healthcare, and insurance industries that result in more accurate risk assessments, more efficient processes, and a more delightful user experience.

On or around January 25, 2021, FMFC entered into a Sapientus services agreement with Pacific Life Re, a global life reinsurer serving the insurance industry, with a comprehensive suite of products and services.

In December 2021, the Company through JiuGe Technology formed a collaborative research alliance with Munich Re in extending behavioral analytics to enhance understanding of morbidity and behavioral patterns in China market, with the goal of creating value for both insurers and the end insurance consumers through better technology, product offerings and customer experience.

As part of its regional initiatives, the Company also entered into an agreement with PT Mach Wireless Teknologi in Indonesia to explore the introduction of an AI-powered insurance risk rating platform.

Building on these earlier initiatives, the Company has most recently advanced development of its Insurance Management and Enablement (“IME”) platform, a digital solution designed to streamline customer management, product configuration, policy administration, and performance tracking across the insurance value chain. IME is positioned as a cornerstone initiative under Sapientus, with the objective of improving efficiency, compliance, and decision-making for insurers and brokers while creating new avenues for recurring revenue and strategic partnerships.

Smart Mobility Solutions

Through our VIE, JiuGe Technology, we have developed the C2 Platform to address critical communications needs for emergency response, disaster recovery, and specialized field operations. The C2 Platform integrates satellite communication, 5G mobile networks, IoT-enabled sensors, AI-driven data analytics, and cloud-based infrastructure to enable real-time data transmission, remote monitoring, and mobile command coordination.

The C2 Platform is part of our Smart Mobility strategic vertical that focuses on the development and deployment of advanced communication and command platforms for commercial and specialty vehicles. Through integrated technologies including satellite communications, 5G connectivity, IoT systems, and AI-driven analytics, we enable real-time situational awareness, fleet coordination, and remote operations. These solutions are designed to enhance operational resilience in emergency response, logistics, and critical infrastructure sectors. Our Smart Mobility initiatives form a key component of our growth strategy, supporting the expansion of connected vehicle ecosystems and creating new revenue opportunities in domestic and international markets.

DaGe Platform

The DaGe Platform is an integrated digital marketplace connecting automotive owners with service providers and accessory vendors. It offers services such as car maintenance, repair, tire replacement, and electric vehicle (“EV”) charging, along with the ability to purchase automotive accessories. The platform features geolocation tools, booking management, ratings, and secure payments, and supports the expansion of EV infrastructure. It creates multiple revenue streams through subscriptions, transaction fees, advertising, and product sales, aligning with the Company’s Smart Mobility Solutions strategy.

Corporate Information

The Company was initially incorporated as “Property Management Corporation of America” on January 23, 2014, in the State of Delaware. On June 21, 2017, the Company amended its certificate of incorporation to effect a 1-for-4 reverse stock split of the Company’s outstanding common stock, to increase the authorized shares of common stock to 200,000,000 shares and to change the name of the Company from “Property Management Corporation of America” to “FingerMotion, Inc.” (the “Corporate Actions”). The Corporate Actions and the amended certificate of incorporation became effective on June 21, 2017.

Our principal executive offices are located at 111 Somerset Road, Level 3, Singapore 238164, and our telephone number is (347) 349-5339.

As described above, our Company has been organized as a holding company and conducts a significant part of our operations through our subsidiaries and through the VIE Agreements entered into between JiuGe Management, our indirect wholly-owned WFOE, and JiuGe Technology. JiuGe Technology is a VIE which is owned by Ms. Li Li who, in addition to being the sole shareholder, is also the legal representative and general manager. The VIE Agreements have not been tested in court. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE. Any securities that we offer will be securities of the Company, the Delaware holding company, not of the VIE.

As described in more detail in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, we fund the registered capital and operating expenses of the VIE by extending loans to Ms. Li Li, the sole shareholder of the VIE, for the purpose of funding the capital contribution of the subscribed capital of the VIE. The VIE Agreements governing the relationship between the VIE and our WFOE enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIE to the extent permitted by Chinese laws. As a result of the VIE Agreements, the Company is considered the primary beneficiary of the VIE for accounting purposes and is able to consolidate the financial results of the VIE in its consolidated financial statements in accordance with U.S. GAAP.

The following diagram depicts our corporate structure:

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our subsidiaries or the VIE, and we will be dependent upon contributions from our subsidiaries and the VIE to finance our cash flow needs. Our subsidiaries and the VIE are currently not required to obtain permission from the Chinese authorities including the China Securities Regulatory Commission (the “CSRC”), or Cybersecurity Administration Committee (the “CAC”), to operate or to issue securities to foreign investors. However, as of March 31, 2023, pursuant to the Overseas Listing Trial Measures promulgated by the CSRC, we are required to make filings with the CSRC with respect to any new overseas offering of our securities. Generally, we understand that, for these purposes, the filing requirement would apply in respect of securities that are offered in a public overseas offering (such as that contemplated by this Prospectus), and likely to securities that, having been offered in a private overseas offering, become eligible for resale to the public.

The business of our subsidiaries and the VIE until now are not subject to cybersecurity review with the CAC, given that: (i) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (ii) we do not possess a large amount of personal information in our business operations. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. However, since these statements and regulatory actions, including the Overseas Listing Trial Measures, are new, it is uncertain what potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

To operate, the VIE and Beijing Technology are required to obtain, and have obtained, a value-added telecommunications business licence from PRC authorities. In connection with our previous issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, we, our PRC subsidiaries and the VIE, (i) are not required to obtain permissions from the CSRC except that as of March 31, 2023 we may have to file with the CSRC with respect to a new offering of our securities, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have received or were not denied such requisite permissions by any PRC authority. If we, our subsidiaries or the VIE (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to government enforcement actions, investigations, penalties, sanctions and fines imposed by the CSRC, the CAC and relevant departments of the State Council. In severe circumstances, the business of our PRC subsidiary may be ordered to be suspended, and its business qualifications and licenses may be revoked.

Offering Summary

Issuer:	FingerMotion, Inc.

The Selling Securityholders:

The selling securityholders (each, a “Selling Securityholder”) are comprised of: (i) the holder of the shares of common stock which were issued pursuant to the Settlement Agreement; and (ii) the holders of common stock purchase warrants which were issued pursuant to the Consulting Agreements.
The Selling Securityholders are named in this prospectus under “Selling Securityholders.”

Shares Offered by the Selling Securityholders:

The Selling Securityholders are offering up to an aggregate of 4,360,000 shares of our common stock comprised of:

•     Up to 60,000 shares of common stock issued by the Company pursuant to the Settlement Agreement; and

•     Up to 4,300,000 shares of common stock issuable upon exercise of common stock purchase warrants which were issued by the Company pursuant to the Consulting Agreements.

Offering Price:	The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time, either directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold on Nasdaq, any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Use of Proceeds:	We will not receive any of the proceeds from the sale of 60,000 previously-issued shares of common stock by one Selling Securityholder. However, up to an additional 4,300,000 shares of common stock that may be offered for sale by certain Selling Securityholders under this prospectus are issuable upon exercise of warrants. If all of these warrants are exercised, which cannot be assured, we will receive total proceeds of $7,595,000. The proceeds, if any, would be used for general corporate and working capital purposes. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “FNGR”. On November 11, 2025, the high and low prices for one share of our common stock on the Nasdaq Capital Market were $1.3964 and $1.3303, respectively; and the closing price for one share of our common stock on the Nasdaq Capital Market on that date was $1.35.

Outstanding Shares of Common Stock:

There were 61,027,225 shares of common stock outstanding as of November 11, 2025. If all of the shares offered hereby which are issuable upon exercise of warrants are issued, then there would be 65,327,225 shares of our common stock issued and outstanding.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Risk Factors

Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, before investing in our securities. Any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to “ Cautionary Note Regarding Forward-Looking Statements”.

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Company and Business

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history, which makes it difficult to forecast our future results. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours.

If we fail to address the risks and difficulties that we face, including those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in an evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of net losses and we may not be able to achieve or maintain profitability in the future.

For all annual periods of our operating history we have experienced net losses. We generated a net loss of approximately $3.57 million during the six-month period ended August 31, 2025 and net losses of approximately $5.1 million, $3.8 million and $7.5 million for the years ended February 28, 2025, 2024 and 2023, respectively. At August 31, 2025 and February 28, 2025, we had an accumulated deficit of approximately $37.7 million and $34.2 million, respectively. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

We are currently experiencing growth in our business. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Our ability to manage our growth effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on the continued service of our founders, senior management team, key technical employees and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.

Our concentration of earnings from two telecommunications companies may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial amount of our total revenue through contracts secured with China Unicom and China Mobile. If we were to lose the business of one or both of these mobile telecommunications companies, if either were to fail to fulfill its obligations to us, if either were to experience difficulty in paying rebates to us on a timely basis, if either negotiated lower pricing terms, or if either increased the number of licensed payment portals it permits to process its payments, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. Additionally, we cannot guarantee that the volume of revenue we earn from China Unicom and China Mobile will remain consistent going forward. Any substantial change in our relationships with either China Unicom or China Mobile, or both, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the processing and transmission of our users’ personal and other sensitive data. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing names, passwords, payment information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we have developed systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches; also, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party providers) could have similar effects.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Our systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have not experienced any system failures or other events or conditions that have interrupted the availability or reduced or effected the speed or functionality of our offerings. These events, were they to occur in the future, could adversely affect our business, reputation, results of operations and financial condition.

The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of Internet, mobile and other infrastructures that are not under our control. Disruptions in Internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth we need to provide our services and offerings could interfere with the speed and availability of our platform. If our platform is unavailable when platform users attempt to access it, or if our platform does not load as quickly as platform users expect, platform users may not return to our platform as often in the future, or at all, and may use our competitors’ products or offerings more often. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile Internet access fees or other charges to Internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease.

Our business depends on the efficient and uninterrupted operation of mobile communications systems. The occurrence of an unanticipated problem, such as a power outage, telecommunications delay or failure, security breach or computer virus could result in delays or interruptions to our services, offerings and platform, as well as business interruptions for us and platform users. Furthermore, foreign governments may leverage their ability to shut down directed services, and local governments may shut down our platform at the routing level. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition and operating results. We have invested significant resources to develop new products to mitigate the impact of potential interruptions to mobile communications systems, which can be used by consumers in territories where mobile communications systems are less efficient. However, these products may ultimately be unsuccessful.

We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

We may be subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our products or our acquisitions, securities issuances or business practices. The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may require additional funding to support our business.

To grow our business, FingerMotion currently looks to take advantage of the immense growth in the total variety of mobile services provided in China. On February 1, 2022, the Xinhua News Agency reported that the combined business revenue in the telecom sector rose 8% year on year to about US$232.43 billion in 2021, with the growth rate up 4.1 percentage points from 2020, according to the PRC Ministry of Industry and Information Technology. For the Company to continue to grow, the deposit with the Telecoms needs to increase, as most of the revenue we process is dependent on the size of the deposit we have with each Telecom. We will need to raise additional capital to materially increase the amounts of these deposits with the Telecoms and to support the rollout of our Command & Communications business. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot be certain that additional funding will be available to us on favorable terms, or at all. If we are unable to obtain adequate funding or funding on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased or otherwise obtained. As we gain a public profile and the number of competitors in our market increases, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert claims of infringement of intellectual property rights against us. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, financial condition and results of operations.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, financial condition and results of operations.

Geopolitical Tensions Between the United States and China Could Adversely Affect Our Operations and Business Environment.

Although our services are not directly affected by tariffs, ongoing political and trade tensions between the United States and China could lead to new regulations or restrictions that may impact our operations. These may include changes in laws, data rules, or cross-border business policies that we cannot predict at this time. Any unexpected government action could affect how we operate or grow our business in the future.

Risks Related to Our Securities

Our stock has limited liquidity.

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021, and before that it traded on the OTCQX operated by OTC Markets Group Inc. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

●	changes in market valuations of other companies, particularly those that market services such as ours;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	introduction of product enhancements that reduce the need for our products;

●	departure of key personnel; and

●	changes in overall global market sentiments and economy trends

We do not intend to pay cash dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competition. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Our Certificate of Incorporation, as amended, authorize the issuance of up to 200,000,000 Common Shares and up to 1,000,000 shares of preferred stock (“Preferred Shares”). Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price of our outstanding common shares. To grow our business substantially, we will likely have to issue additional equity securities to obtain working capital to deposit with the telecommunications companies for which we process mobile recharge payments. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOX”). The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our common stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock, which could depress the price of our shares of common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, if our shares of common stock become speculative low-priced securities, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Until December 28, 2021, our shares of common stock were quoted on the OTCQB/QX where they were “thinly traded”, meaning that the number of persons interested in purchasing our shares of common stock at or near bid prices at any given time was relatively small or non-existent. Since we listed on Nasdaq on December 28, 2021, the volume of our shares of common stock traded has increased, but that volume could decrease until we are thinly traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares of common stock may not develop or be sustained.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

JiuGe Management, our WFOE, manages and operates the mobile data business through JiuGe Technology, the VIE, pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from JiuGe Technology’s operations are transferred to JiuGe Management under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has advised us that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of JiuGe Technology or JiuGe Management;

●	imposing conditions or requirements in respect of the VIE Agreements with which JiuGe Technology or JiuGe Management may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of JiuGe Management, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of JiuGe Technology, which would have a material adverse impact on our business, financial condition and results of operations. Furthermore, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of our VIE, and our Common Shares may decline in value or become worthless.

Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

We conduct our mobile data business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of JiuGe Technology. However, the VIE Agreements may not be as effective in providing us with control over JiuGe Technology as direct ownership. Under the current VIE arrangements, as a legal matter, if JiuGe Technology fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control JiuGe Technology, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements have never been challenged or recognized in court for the time being, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If JiuGe Technology or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing JiuGe Technology to meet its obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability or cause other adverse financial consequences.

Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

Li Li is the legal representative and general manager, and also a shareholder of JiuGe Technology. There could be conflicts that arise from time to time between our interests and the interests of Ms. Li. There could also be conflicts that arise between us and JiuGe Technology that would require our shareholders and JiuGe Technology’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Ms. Li will vote her shares in our best interest or otherwise act in the best interests of our company. If Ms. Li fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

We operate our mobile data business in China on the basis of the approval certificates, business license and other requisite licenses held by JiuGe Management and JiuGe Technology. There is no assurance that JiuGe Management and JiuGe Technology will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with JiuGe Technology is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of JiuGe Technology. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. JiuGe Technology could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, JiuGe Technology’s shareholder has granted JiuGe Management an option for the maximum period of time permitted by law to purchase all of the equity interest in JiuGe Technology at a price equal to one dollar or the lowest applicable price allowable by PRC laws and regulations. As JiuGe Technology is already our contractually controlled affiliate, JiuGe Management’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

●	Level of government involvement in the economy;

●	Control of foreign exchange;

●	Methods of allocating resources;

●	Balance of payments position;

●	International trade restrictions; and

●	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and affiliate, JiuGe Management and JiuGe Technology, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and all of our directors are not residents of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government and the executive orders issued by the U.S. government in November 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Rising political tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting our business, financial condition, and results of operations. Regulations were introduced which includes but not limited to Article 177 of the PRC Securities Law which states that overseas securities regulatory authorities shall not carry out an investigation and evidence collection activities directly in China without the consent of the securities regulatory authority of the State Council and the relevant State Council department(s). It further defines that no organization or individual shall provide the documents and materials relating to securities business activities to overseas parties arbitrarily. With this regulation in force, it may result in delays by the Company to fulfill any request to provide relevant documents or materials by the regulatory authorities or in the worst-case scenario that the Company would not be able to fulfill the request if the approval from the regulatory authority of the State Council and the relevant State Council department(s) were rejected.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Finger Motion (CN) Limited is a Hong Kong company, and our principal operating affiliate and subsidiary, JiuGe Technology and JiuGe Management, are located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

Recent statements by the PRC government indicate an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures have introduced a filing-based regulatory regime that regulates both direct and indirect overseas offerings and listings of PRC domestic companies’ securities. Under the Overseas Listing Trial Measures, if the issuer meets both of the following conditions, any overseas securities offering or listing conducted by such issuer will constitute an indirect overseas offering that is subject to the prescribed filing procedures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Any such issuer that submits an application for an initial public offering to competent overseas regulators, must make the required filing with the CSRC within three business days following the date of the application. Where a domestic company fails to comply with filing requirements or is otherwise determined to be in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue a warning, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Controlling persons (including directors and officers) of the domestic company that are determined to be responsible for such filing delinquencies or violations can also be sanctioned.

On February 17, 2023, the CSRC held a press conference in connection with the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among other things, clarified that domestic companies that had been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed to be “stock enterprises”. Stock enterprises were exempted from having to immediately comply with the filing procedures, with their first filings being deferred to when they undertook a further overseas offering or listing. Generally, we understand that, for these purposes, the filing requirement would apply in respect of securities that are offered in a public overseas offering, and likely to securities that, having been offered in a private overseas offering, become eligible for resale to the public.

Specifics of the Overseas Listing Trial Measures, and the administrative rules, policies and practices of the CSRC, are somewhat unclear, and it remains uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. If we are found to be delinquent in our filing obligations under, or are otherwise found to be in violation of, the Overseas Listing Trial Measures, this could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 4.5% and as low as 0.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of one of our operating subsidiaries to the U.S. or to our shareholders.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As a result of the new Data Security Law, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

The Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the telecommunications sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on November 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which was implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Chinese Renminbi (RMB), and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses.

Substantially all of our revenue is earned by JiuGe Management, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amount in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts;

●	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with the SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must file a record with the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign invested company of its capital contribution in foreign currency into RMB (Hui Fa [2015]19) (“Circular 19”). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in RMB converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by the SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 30, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by the SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether the SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ and affiliates’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if the SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by the SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, the SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies (“Circular 78”). Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by the SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Given the above conditions, although unlikely, we may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act (the “FCPA”) and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we earn the majority of our revenue in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by our executive officers, employees, consultants, sales agents or other representatives of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the executive officers, employees, consultants, sales agents or other representatives of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. Some of our staff is not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the SOX. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the SOX. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC and Hong Kong. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rules requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking the CSRC’s approval of their overseas listings.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in November 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM.

If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Cracking Down on Illegal Securities Activities Opinions”). The Cracking Down on Illegal Securities Activities Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by China-based companies, and proposed to take measures, including promoting the construction of relevant regulatory systems to control the risks and deal with the incidents faced by China-based overseas-listed companies.

In addition, on December 24, 2021, the CSRC issued the draft Administration Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”) and the draft Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”), for public comments. The Draft Administration Provisions and the Draft Administrative Measures regulate overseas securities offering and listing by domestic companies in direct or indirect form. The Draft Administration Provisions specify the responsibilities of the CSRC to regulate the activities of overseas securities offering and listing by domestic companies and establish a filing-based regime. As a supporting measure to the Draft Administration Provisions, the Draft Administrative Measures, detail the determination criteria for indirect overseas listing in overseas markets. Specifically, an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, or the main place of business is in the PRC or carried out in the PRC. In accordance with the Draft Administrative Measures, the issuer or its designated material domestic company, shall file with the CSRC and report the relevant information for its initial public offering.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also, the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

Due to the Overseas Listing Trial Measures, we will be required to file with the CSRC with respect to an offering of new securities, which may subject us to additional compliance requirements in the future and we cannot assure you that we will be able to get the clearance from the CSRC for any offering of new securities on a timely manner. Any failure of us to comply with the new Overseas Listing Trial Measures may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation.

Furthermore, it is uncertain when and whether we will be able to obtain permission or approval from the CSRC or the PRC government to offer securities to list on U.S. exchanges or the execution of a VIE Agreement in the future. However, our operations are conducted through the VIE in PRC, and our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE, if we do not obtain or maintain any of the permissions or approvals which may be required in the future by the PRC government for the operation of the VIE or the execution of VIE Agreements, our operations and financial conditions could be adversely effected, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors and cause the value of our securities to significantly decline or become worthless.

Use Of Proceeds

All shares of our common stock offered by this prospectus are being registered for the account to the Selling Securityholders and we will not receive any proceeds from the sale of these shares by the Selling Securityholders. However, we will receive proceeds of up to $7,595,000 from the cash exercise of the Warrants.

DeTERMINATION OF OFERING PRICE

The Selling Securityholders may sell its shares of common stock offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under “Plan of Distribution” in this prospectus.

SELLING SECURITYHOLDERS

The Selling Securityholders, Craig Cardillo, Dorado Goose LLC and The Sandberg Group Intl., LLC are offering, from time to time, up to an aggregate of 4,360,000 shares of common stock under this prospectus.

On October 16, 2025, we entered into a settlement agreement with Craig Cardillo, Woodruff Holdings, LLC and SagCove Holdings, LLC (collectively, “Cardillo”). The Company and Cardillo had previously entered into consulting services agreements pursuant to which Cardillo provided certain services to the Company. Cardillo claims there is a dispute over compensation owed to Cardillo for actions taken by Cardillo for the benefit of the Company and the parties resolved the dispute by entering into a settlement agreement whereby the parties mutually released each other from any and all claims in exchange for the issuance by the Company to Craig Cardillo of 60,000 shares of common stock and to register such shares for resale on a Form S-3.

On October 20, 2025, we entered into a consulting services agreement (the “Dorado Consulting Agreement”) with Dorado Goose LLC with respect to investor relations services, strategic communications and related advisory services in exchange for an aggregate of 4,000,000 common stock purchase warrants of which 3,000,000 warrants shall have an exercise price of $1.65 per share and 1,000,000 of the warrants shall have an exercise price of $2.15 per share, all of which warrants shall have an expiry date of April 20, 2027.

On October 27, 2025, we entered into a consulting services agreement (the “Sandberg Consulting Agreement”) with respect to assisting and advising with capital raising opportunities, assisting with a digital asset treasury strategy and investor relations matters in exchange for: (i) an aggregate of 100,000 shares of common stock of which 10,000 shares of common stock shall be issued issued after the end of the first full calendar month from the execution date, and an additional 10,000 shares of common stock after the end of each month thereafter for the following nine months; and (ii) 300,000 common stock purchase warrants which shall have an exercise price of $1.65 per share and have an expiry date of 18 months from the effective date.

We agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the Securities Act in order to register the 60,000 shares of common stock issued to Craig Cardillo and 4,300,000 shares of common stock issuable upon exercise of the aggregate of 4,300,000 warrants under the Dorado Consulting Agreement and the Sandberg Consulting Agreement.

The shares of common stock issued pursuant to the Settlement Agreement and the warrants issued pursuant to the Consulting Agreements were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Securities Act who are all U.S. persons.

The following table sets forth information as of November 11, 2025 regarding the ownership of the shares of common stock to be sold by the Selling Securityholders. The number of shares indicated for each Selling Securityholder includes the shares under the Settlement Agreement and the shares underlying the warrants issued under the Consulting Agreements.

Information with respect to “Number of shares owned prior to this offering” includes shares issuable upon exercise of warrants, if applicable, held by the Selling Securityholders and other shares held of record by the Selling Securityholders. The “Number of shares being offered” consists of 60,000 shares and 4,300,000 shares issuable upon exercise of the 4,300,000 warrants which may be resold by the Selling Securityholders pursuant to this prospectus.

Information with respect to “Number of shares to be owned upon completion of this offering” assumes the sale of all of the shares being offered by this prospectus and no other purchases or sales of our common stock by the Selling Securityholders.

Except as described below and to our knowledge, the named Selling Securityholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock described below, none of the Selling Securityholders had or have any material relationship with us. The Selling Securityholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of common stock held by them since the date as of which information is presented below.

The applicable percentages of beneficial ownership are based on an aggregate of 61,027,225 shares of our common stock issued and outstanding on November 11, 2025, adjusted as may be required by rules promulgated by the SEC.

Name of Selling Securityholder	Number of shares owned prior to this offering(1)		Number of shares being offered(2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering(3)(4)
Craig Cardillo	503,000	(5)	60,000	443,000	*
Dorado Goose LLC(6)	4,000,000	(7)	4,000,000	Nil	Nil
The Sandberg Group Intl., LLC(8)	357,000	(9)	300,000	57,000	*
Total			4,360,000	500,000	*

Notes:
*	Less than one percent.
(1)	Beneficial ownership calculation under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	The “Number of shares being offered” for each Selling Securityholder consists of the shares which are being registered pursuant to the registration statement of which this Prospectus forms a part, that is: (a) the 60,000 shares of common stock issued to Craig Cardillo pursuant to the settlement agreement with Cardillo dated October 16, 2025; (b) the 4,000,000 shares of common stock issuable upon exercise of common stock warrants issued to Dorado Goose LLC pursuant to the Dorado Consulting Agreement; and (c) the 300,000 shares of common stock issuable upon exercise of common stock warrants issued to The Sandberg Group Intl., LLC pursuant to the Sandberg Consulting Agreement.
(3)	Assumes that the Selling Securityholders sell all of the shares which are being registered under the registration statement of which this Prospectus forms a part.
(4)	Based on 61,027,225 shares of our common stock issued and outstanding on November 11, 2025.
(5)	This figure consists of (i) 60,000 shares of common stock held directly by Craig Cardillo, (ii) 200,000 shares of common stock held by Woodruff Holdings LLC, which Craig Cardillo is the Manager and has voting and dispositive power over these shares, and (iii) 243,000 shares of common stock held by SagCove Holdings LLC, which Craig Cardillo is the Manager and has voting and dispositive power over these shares.
(6)	Tommy Wang, the Manager of Dorado Goose LLC, has voting and dispositive power over these shares.
(7)	This figure consists of (i) 3,000,000 shares of common stock issuable upon exercise of a like number of common stock purchase warrants with an exercise price of $1.65 per share, and (ii) 1,000,000 shares of common stock issuable upon exercise of a like number of common stock purchase warrants with an exercise price of $2.15 per share.
(8)	Corey J. Sandberg, Chief Manager of The Sandberg Group Intl., LLC, has voting and dispositive power over these shares.
(9)	This figure consists of (i) 57,000 shares of common stock held by The Sandberg Group Intl., LLC, and (ii) 300,000 shares of common stock issuable upon exercise of a like number of common stock purchase warrants with an exercise price of $1.65 per share.

Plan of Distribution

The Selling Securityholders may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker dealers engaged by the Selling Securityholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in an amendment or supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We intend to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by each of the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of Selling Securityholder’s securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The registration statement of which this Prospectus forms a part has been filed with the SEC in accordance with the requirements of the Securities Act in order to register the 60,000 shares of common stock issued pursuant to the Settlement Agreement, and 4,300,000 shares of common stock issuable upon exercise of the aggregate of 4,300,000 warrants under the Consulting Agreements.

We are authorized to issue 200,000,000 shares of common stock, having a par value of $0.0001 per share, of which 61,027,225 shares were issued and outstanding on November 11, 2025.

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences that may be relevant to a beneficial owner of shares of our common stock (the “Common Shares”) acquired pursuant to this Prospectus. This summary does not address the U.S. federal income tax consequences of the acquisition, ownership, and exercise of Warrants, Subscription Receipts, or Units.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that: (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions of the trust; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Common Shares acquired pursuant to this Prospectus that is neither a U.S. Holder nor a partnership (nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold Common Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation):

•	banks, insurance companies, and other financial institutions;

•	dealers or traders in securities, commodities or foreign currencies;

•	regulated investment companies;

•	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	U.S. expatriates or former long-term residents of the United States;

•	persons holding Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion or constructive sale transaction or other integrated investment;

•	entities that acquire Common Shares that are treated as partnerships and other pass-through entities for U.S. federal income tax purposes and partners and investors in such entities;

•	real estate investment trusts;

•	S corporations;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•	U.S. Holders that are required to accelerate the recognition of any item of gross income with respect to Common Shares as a result of such income being recognized on an applicable financial statement;

•	holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as consideration for services; or

•	holders that are “controlled foreign corporations”, “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax.

Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner, owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, or non-U.S. tax consequences to holders of Common Shares. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Common Shares.

Common Shares

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions

Distributions made on Common Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of the taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of the Common Shares, which will be taxable according to rules discussed under the heading “Sale, Exchange or Other Taxable Disposition of Common Shares”, below. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Common Shares

Upon the sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between: (i) the amount of cash and the fair market value of any property received upon such taxable disposition; and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Common Shares and to the proceeds of a sale of Common Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding at a current rate of 24% will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Dividends

Distributions on Common Shares paid to Non-U.S. Holders will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Common Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed below under the heading “Sale or Other Taxable Disposition of Common Shares”. Any dividends paid to a Non-U.S. Holder with respect to Common Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8BEN, unless the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States.

Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of any income tax treaty.

Sale or Other Taxable Disposition of Common Shares

In general, a Non-U.S. Holder of Common Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Shares, unless:

•	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the disposition at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale (subject to any exemption or lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses; or

•	the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the disposition; provided that, as long as the Company’s Common Shares are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the disposition of Common Shares under this rule unless the Non-U.S. Holder has owned (actually and constructively) more than 5% of our common stock at any time during such 5-year or shorter period (a “5% Shareholder”). The determination of whether we are a USRPHC depends on the fair market value of our US real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets. Non-U.S. Holders should be aware that the Company has made no determination as to whether the Company is or has been a USRPHC, and the Company can provide no assurances that it is not and will not become a USRPHC in the future. In addition, in the event that the Company is or becomes a USRPHC, the Company can provide no assurances that the Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such Common Shares or sells, exchanges or otherwise disposes of such Common Shares. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a U.S. trade or business in the event that: (i) such holder is a 5% Shareholder; or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Generally, the Company must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends by the Company, provided the Company receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and the Company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. The requirements for the statement will be met if: (i) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN, W-8BEN-E or other applicable form); or (ii) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes the Company or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the Company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (“FATCA”) impose a reporting regime and potentially a 30% withholding tax on certain payments made to or through: (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors; or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, intergovernmental agreements (“IGAs”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to dividends and other payments in respect of Common Shares if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. In addition, subject to the discussion regarding proposed Treasury Regulations, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the Common Shares. Proposed Treasury Regulations eliminate the FATCA withholding tax on payments of gross proceeds and taxpayers may rely on these proposed Treasury regulations until final U.S. Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

legal matters

The law firm of Richards, Layton & Finger, P.A. has acted as special Delaware legal counsel to our Company by providing an opinion on the validity of the Securities offered in this Prospectus.

No counsel named in this prospectus as having prepared any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

experts

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the years ended February 28, 2025 and February 29, 2024, have been audited by CT International LLP, independent registered public accounting firm (Firm ID 6967), as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The Registrar and Transfer Agent for our Common Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York, U.S.A., 11598.

MATERIAL CHANGES

There have been no material changes in the Company’s affairs which have occurred since the end of most recent fiscal year and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, that we filed with the SEC on May 29, 2025;

(b)	our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2025, that we filed with the SEC on July 15, 2025;

(c)	our Quarterly Report on Form 10-Q for our fiscal quarter ended August 31, 2025, that we filed with the SEC on October 14, 2025;

(d)	our definitive proxy statement on Schedule 14A that we filed with the SEC on February 4, 2025;

(e)	our Current Report on Form 8-K that we filed with the SEC on March 4, 2025;

(f)	our Current Report on Form 8-K that we filed with the SEC on October 6, 2025;

(g)	our Current Report on Form 8-K that we filed with the SEC on October 23, 2025;

(h)	our Current Report on Form 8-K that we filed with the SEC on October 24, 2025; and

(i)	the description of our Common Shares set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of our registration statement on Form S-1 (File No. 333-196503) filed with the SEC on June 4, 2014, as amended on June 18, 2014.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request to us at the following address or telephone number:

Martin J. Shen, Chief Executive Officer
111 Somerset Road, Level 3
Singapore, 238164
Telephone: (347) 349-5339

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.FingerMotion.com. The information contained on our website does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

FINGERMOTION, INC.

4,360,000 Common Shares

PROSPECTUS

________________, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this Prospectus is correct after the date hereof.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by our Company. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$809.85
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	30,000.00	*
Transfer agent fees and registrar expenses	2,000.00	*
Miscellaneous	1,000.00	*
Total	$43,809.85	*

* Estimated

Item 15. Indemnification of Officers and Directors

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Document
3.1(1)	Certificate of Incorporation
3.2(2)	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock dated May 15, 2017
3.3(3)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(4)	Amended and Restated Bylaws
5.1*	Legal Opinion of Richards, Layton & Finger, P.A.
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.2*	Consent of CT International LLP
24.1	Power of Attorney (included on the signature page to the Registration Statement)
107*	Filing fee table

Notes:

(*)	File herewith

(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)

(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2017

(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017

(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 13th day of November, 2025.

FINGERMOTION, INC.

By:	/s/ Marin J. Shen
Martin J. Shen
Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Shen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin J. Shen
Martin J. Shen	Chief Executive Officer (Principal Executive Officer) and a director	November 13, 2025

/s/ Yew Hon Lee
Yew Hon Lee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2025

/s/ Hsien Loong Wong
Hsien Loong Wong	Director	November 13, 2025

/s/ Yew Poh Leong
Yew Poh Leong	Director	November 13, 2025

/s/ Eng Ho Ng
Eng Ho Ng	Director	November 13, 2025

/s/ Tuck Seng Low
Tuck Seng Low	Director	November 13, 2025

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